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                                                                    EXHIBIT 23.1


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Shareholders of Quest Software, Inc.
Irvine, California

     We consent to the incorporation by reference in Registration Statement Nos. 333-82784, 333-38002, 333-49668, 333-91429, and 333-96183 on Form S-8;
Registration Statement No. 333-46648 on Form S-3; and Registration Statement No. 333-63596 on Form S-4 of Quest Software, Inc. of our report dated January 29, 2002 appearing in this Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2001.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Quest Software, Inc. and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP


Costa Mesa, California
March 29, 2002